THE GUARDIAN VARIABLE CONTRACT FUNDS, INC.
SHAREHOLDER VOTING SUMMARY
SEPTEMBER 28, 2006

On September 28, 2006, a special meeting of security holders was held to consider the following proposals, with voting results as shown below. Reference is made to the Prospectus/Proxy Statement on Form N-14 filed with the Commission with respect to each of the proposals described below.

The accession number for the N-14 filing is as follows:
0001104659-06-057234
The Guardian Variable Contract Funds, Inc.


1. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Guardian Variable Contract Funds, Inc, on behalf of
The Guardian Stock Fund, and RS Variable Products Trust, on behalf of RS Core Equity VIP Series.

   For             Against         Abstain         Total
 <S
     28,165,504.886   1,203,041.875   3,040,986.506  32,409,533.267


2. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Guardian Variable Contract Funds, Inc, on behalf of
The Guardian VC 500 Index Fund, and RS Variable Products Trust, on behalf of RS S&P 500 Index VIP Series.

   For             Against         Abstain         Total
 <S
     20,531,645.808   1,475,902.655   2,990,802.738  24,998,351.201


3. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Guardian Variable Contract Funds, Inc, on behalf of
The Guardian VC Asset Allocation Fund, and RS Variable Products Trust, on behalf of RS Asset Allocation VIP Series.

   For             Against         Abstain         Total
 <S
      4,303,591.449      41,384.334     393,933.347   4,738,909.123


4. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Guardian Variable Contract Funds, Inc, on behalf of
The Guardian VC High Yield Bond Fund, and RS Variable Products Trust, on behalf of RS High Yield Bond VIP Series.

   For             Against         Abstain         Total
 <S
      7,348,517.800     178,707.856     404,769.724   7,931,995.380


5. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Guardian Variable Contract Funds, Inc, on behalf of
The Guardian VC Low Duration Bond Fund, and RS Variable Products Trust, on behalf of RS Low Duration Bond VIP Series

   For             Against         Abstain         Total
 <S
      2,677,637.433      75,206.908      57,586.034   2,810,430.655


6. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Guardian Variable Contract Funds, Inc, on behalf of
The Guardian UBS VC Large Cap Value Fund, and RS Variable Products Trust, on behalf of RS Large Cap Value VIP Series.

   For             Against         Abstain         Total
 <S
      4,182,311.216     119,646.247     254,162.487   4,556,119.950


7. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Guardian Variable Contract Funds, Inc, on behalf of
The Guardian UBS VC Small Cap Value Fund, and RS Variable Products
Trust, on behalf of RS Partners VIP Series.

   For             Against         Abstain         Total
 <S
      1,516,314.691      10,445.741      65,574.262   1,592,334.694